UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     April 27, 2018

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of Alleghany Corporation (“Alleghany”) held on April 27, 2018: (i) three directors were elected to serve for three-year terms on the Board of Directors of Alleghany, (ii) the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the 2018 fiscal year was ratified, and (iii) an advisory vote on Alleghany named executive officer compensation was approved. Set forth below are the voting results for these proposals:

	For	Against	Abstain	Broker Non-Votes
(i) Election of Directors
(a) William K. Lavin	13,738,384	325,464	8,595	511,973
(b) Phillip M. Martineau	13,863,586	200,445	8,412	511,973
(c) Raymond L.M. Wong	13,973,804	89,998	8,641	511,973
(ii) Ratification of Independent Registered Public Accounting Firm	14,559,206	14,266	10,944	N/A
(iii) Advisory Vote on Executive Compensation	13,850,684	204,072	17,687	511,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: May 1, 2018	By:	/s/ John L. Sennott, Jr.
		Name:	John L. Sennott, Jr.
		Title:	Senior Vice President

3